Exhibit 4.2

RIGHTS CERTIFICATE #: NUMBER OF RIGHTS THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED FEBRUARY [●], 2026 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM D.F. KING & CO., INC., THE INFORMATION AGENT. Bloomia Holdings, Inc. Incorporated under the laws of the State of Delaware NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock of Bloomia Holdings, Inc. Subscription Price: $4.05 per Share THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON MARCH 27, 2026, UNLESS EXTENDED BY THE COMPANY REGISTERED OWNER: THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase 2.16 shares of Common Stock, with a par value of $0.01 per share, of Bloomia Holdings, Inc., a Delaware corporation, at a subscription price of $4.05 per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Bloomia Holdings, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Excess Shares”), any Rights that exercises its holder that exercises its Basic Subscription Right in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions as to Use of Bloomia Holdings, Inc. Subscription Rights Certificates” that accompany this Subscription Rights Certificate. No fractional shares will be issued. Any fractional shares of Common Stock resulting from the exercise of the Rights will be eliminated by rounding down to the nearest whole share of Common Stock. This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Bloomia Holdings, Inc. and the signatures of its duly authorized officers. Dated: _________________________________ _________________________________ Co-Chief Executive Officer Chief Financial Officer

DELIVERY OPTIONS FOR NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE Delivery other than in the manner or to the addresses listed below will not constitute valid delivery. If delivering by mail or overnight courier: Equiniti Trust Company, LLC Attn: Corporate Actions Department 1110 Centre Pointe Curve, Suite 101 Mendota Heights, MN 55120 PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY. FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) below and sign under Form 3 below. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) below and sign under Form 3 below. To the extent you subscribe for more Shares of Common Stock than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable. (a) EXERCISE OF BASIC SUBSCRIPTION RIGHT: Since each Basic Subscription Right includes the right to purchase a fraction of a share of Common Stock, to calculate the maximum number shares of Common Stock for which you can subscribe pursuant to the Basic Subscription Right, you must multiply the number of Rights stated on the face amount of this Non-Transferrable Subscription Rights Certificate by 2.16 and round down to the nearest whole share of Common Stock. I apply for ______________ shares x $ 4.05 = $_______________ (no. of new shares) (subscription price) (amount enclosed) (b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares of Common Stock pursuant to your Over-Subscription Privilege (please enter a whole number of shares, no fractional shares will be issued): I apply for ______________ shares x $ 4.05 = $_______________ (no. of new shares) (subscription price) (amount enclosed) (c) Total Amount of Payment Enclosed = $__________________ METHOD OF PAYMENT (CHECK ONE)  Certified Bank Check payable to “Equiniti Trust Company, LLC as Subscription Agent.”  Wire transfer of immediately available funds directly to the account maintained by Equiniti Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at Wells Fargo, ABA #121000248 or Swift Code: WFBIUS6S, Account # 0001067899 Equiniti Trust Company, LLC FBO Bloomia Holdings, Inc., with reference to the rights holder's name. FORM 2-DELIVERY TO DIFFERENT ADDRESS If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Non-Transferable Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4. ________________________________________________________________ ________________________________________________________________ ________________________________________________________________ FORM 3-SIGNATURE TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated as the total of Form 1(a) and Form 1(b) above on the terms and conditions specified in the Prospectus, which is incorporated herein by reference. Signature(s): ______________________________________________________ IMPORTANT: The signature(s) above must correspond with the name(s) as printed on the reverse of this Non-Transferable Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever. In the case of joint registered holders, each person must sign this Form in accordance with the foregoing. If you sign this Form in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other entity, or in any other fiduciary or representative capacity, you must indicate above the capacity in which you are signing. FORM 4-SIGNATURE GUARANTEE This form must be completed if you have completed Form 2. Signature Guaranteed: _______________________________________________ (Name of Bank or Firm) By:_______________________________________________________________ (Signature of Officer) IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15. FOR INSTRUCTIONS ON THE USE OF THE BLOOMIA HOLDINGS, INC. NON-TRANSFERRABLE SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT D.F. KING & CO., INC., THE INFORMATION AGENT, AT (888) 605-1956 OR BLOOMIA@DFKING.COM.